                                                                   EXHIBIT 24.1
                                                                   ------------

                           POWER OF ATTORNEY
                           -----------------

          KNOW ALL PERSONS BY THESE PRESENTS, that each officer and/or director of Evans & Sutherland Computer Corporation whose signature appears below constitutes and appoints Rodney S. Rougelot, Gary E. Meredith and Richard F. Leahy, or any of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign in the name and on behalf of the undersigned, as a director and/or officer of said corporation, the Annual Report on Form 10-K of Evans & Sutherland Computer Corporation for the year ended December 31, 1993, and any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney's-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney's-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 28th day of January, 1994.


         Signature                      Title                       Date
         ---------                      -----                       ----

/s/ Stewart Carrell                Chairman of the Board      January 28, 1994
- ------------------------------     of Directors
    Stewart Carrell



/s/ Rodney S. Rougelot             President and Chief        January 28, 1994
- ------------------------------     Executive Officer
    Rodney S. Rougelot             (Principal Executive
                                   Officer) and Director



/s/ Gary E. Meredith               Vice President and Chief    January 28, 1994
- ------------------------------     Financial Officer
    Gary E. Meredith               (Principal Financial
                                   and Accounting Officer)


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          Signature                 Title                   Date
          ---------                 -----                   ----

/s/ Henry N. Christiansen           Director           January 28, 1994
- ------------------------------
    Henry N. Christiansen

/s/ Peter O. Crisp                  Director           January 28, 1994
- ------------------------------
    Peter O. Crisp

/s/ Ivan E. Sutherland              Director           January 28, 1994
- ------------------------------
    Ivan E. Sutherland

/s/ John E. Warnock                 Director           January 28, 1994
- ------------------------------
    John E. Warnock

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